Exhibit 10.34

(The above space is reserved for Recorder’s Certification.)
FIRST SUPPLEMENTAL FUTURE ADVANCE DEED OF TRUST
AND SECURITY AGREEMENT
     THIS FIRST SUPPLEMENTAL FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS AND SHALL BE GOVERNED BY SECTION 443.055 R.S.MO., AS AMENDED. THE TOTAL PRINCIPAL AMOUNT OF THE PRESENT AND FUTURE ADVANCES AND OBLIGATIONS WHICH MAY BE SECURED HEREBY IS $4,975,000.
     THE REAL PROPERTY ENCUMBERED BY THIS FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT IS LEGALLY DESCRIBED ON PAGE A-1 HEREOF.
     THIS FIRST SUPPLEMENTAL FUTURE ADVANCE DEED OF TRUST AND SECURITY AGREEMENT (this “First Supplemental Deed of Trust”) is dated as of this 1st day of December, 2004, by and between SYNERGETICS DEVELOPMENT COMPANY, L.L.C., a Missouri limited liability company (hereinafter called “Grantor”) having a mailing address of 3845 Corporate Centre Drive, O’Fallon, Missouri 63304, and Victor Zarrilli, as trustee (“Trustee”) having a mailing address of 6 South Broadway, St. Louis, Missouri 63102, and THE INDUSTRIAL DEVELOPMENT AUTHORITY OF ST. CHARLES COUNTY, MISSOURI, a public corporation as beneficiary (“Beneficiary”) having a mailing address of 5988 Mid Rivers Mall Drive, St. Charles, Missouri 63304.
     WITNESSETH:
     WHEREAS, the Grantor did execute and deliver a Future Advance Deed of Trust and Security Agreement dated as of September 1, 2002 (the “Original Mortgage” and, as supplemented by this First Supplemental Deed of Trust, the “Mortgage”) for the benefit of the Beneficiary, which Original Mortgage encumbered the real property described on page A-1 hereto and was recorded in the real estate records of St. Charles County, Missouri in Book 3033, Page 1075; and
     WHEREAS, the Beneficiary assigned its interests in and to the Original Mortgage to the Trustee pursuant to the Assignment dated as of September 1, 2002, which was recorded in the real estate records of St. Charles County, Missouri in Book 3033, Page 1095; and

     WHEREAS, in connection with the issuance of additional bonds and an additional promissory note (the “Series 2004 Note “), the Grantor desires to amend the Mortgage to secure the payments and performance of the obligations of the Grantor under the Note, the Series 2004 Note, the Loan Agreement and the Mortgage, as supplemented hereby.
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL DEED OF TRUST WITNESSETH:
     Section 1. The last recital of the Original Mortgage is hereby amended to read as follows:
     WHEREAS, the parties intend that this Deed of Trust shall secure the payment of and obligations under the Note and the Series 2004 Note, all obligations of the Grantor under the Loan Agreement, all obligations of Grantor under this Deed of Trust, and any and all other present and future indebtedness (principal, interest, fees and other amounts), liabilities and obligations of Grantor to Beneficiary arising under the Note, the Series 2004 Note, the Loan Agreement or any other Debt Instruments, including any and all amendments, modifications, extensions or renewals thereof, whether now existing or made or incurred after the date of execution of this Deed of Trust, in the maximum principal amount (exclusive of sums spent for the reasonable protection of the security of this Deed of Trust, if any), of $4,975,000 (collectively, the “Indebtedness”); and
     Section 2. All references to the Note in the Original Mortgage are hereby amended to refer to the Note and the Series 2004 Note.
     Section 3. Except as otherwise provided in this First Supplemental Deed of Trust, the provisions of the Original Mortgage are hereby ratified, approved and confirmed. This First Supplemental Deed of Trust shall be construed as having been authorized, executed and delivered under the provisions of Section 1101(iv) of the Original Indenture.
     Section 4. If any provision of this First Supplemental Deed of Trust shall be held or deemed to be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.
     Section 5. This First Supplemental Deed of Trust may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 6. The Mortgage, including without limitation this First Supplemental Deed of Trust, shall be governed exclusively by and be construed in accordance with the applicable laws of the State of Missouri.
     Section 7. Capitalized words and terms used herein, unless the context requires otherwise, shall have the same meanings as set forth in the Indenture of Trust dated as of September 1, 2002, as supplemented by the First Supplemental Indenture of Trust dated as of December 1, 2004 between the Beneficiary and UMB Bank, N.A., as Trustee.

     IN WITNESS WHEREOF, Grantor has executed this Future Advance Deed of Trust and Security Agreement the day and year first above written.
     Grantor:

SYNERGETICS DEVELOPMENT COMPANY, L.L.C.
By /s/ Kurt W. Gampp
Name:
Title:	Member

STATE OF MISSOURI	)
	)	SS.
COUNTY OF ST. CHARLES	)
     On this 20th day of December, 2004, before me appeared Kurt W. Gampp, to me personally known, who, being by me duly sworn, did say that he/she is a member of Synergetics Development Company, L.L.C., a Missouri limited liability company and that said instrument was signed in behalf of said limited liability company by authority of its members; and said he acknowledged said instrument to be the free act and deed of said limited liability company.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(SEAL) [SEAL]	/s/ Kathryn M. Norton
Notary Public

My term expires                                         .